Exhibit 99.1

JBI, Inc. Receives Permit Amendments for Inclusion of Heat Transfer Fluids in Plastic2Oil® Process

Niagara Falls, New York, June 28, 2013 - JBI, Inc. (the “Company” or “JBI”) (OTCQB: JBII), a clean energy company that recycles waste plastic into liquid fuels, is pleased to announce that it has received all pertinent permit amendments from the New York Department of Environmental Conservation (“NYSDEC”) to move forward with including heat transfer fluid into its Plastic2Oil (“P2O®”) process.

The permitting allows JBI to use heat transfer fluids (“HTF”) in conjunction with processing plastic in their Plastic2Oil process.  The Company anticipates this will significantly increase its total production yield. Heat transfer fluids are hydrocarbon-based liquids; including waste oil, hydraulic oil, cutting fluids, off-spec lubricants, monomers and waste fuels derived from oil/water separators. The fluids act as natural densifiers for lower density plastics and as heat transfer agents that will help generate large amounts of heat into naturally endothermic, dense, large pieces of plastic.

“Processing plastic with heat transfer fluid is a huge move forward in the evolution of our technology,” stated JBI’s Chief of Technology, John Bordynuik. He continued, “Our team has the HTF hardware for our machines already installed, so we’re anticipating minimal changes for our processors in order to be able to almost immediately begin taking advantage of our permit amendment. Additionally, our stack emissions based on the December 2012 stack test with HTF continue to be well within the NYSDEC’s standards, continuing to prove the viable green aspects of our process.”

JBI Chief Executive Officer Tony Bogolin commented, “We are excited about this permit amendment, as we believe it will provide a boost in productivity and enhance the feedstock flexibility for the Company.”

Since the Company’s inception, through March 31, 2013, JBI has processed approximately 2.8 million pounds of plastic and produced approximately 482,000 gallons of in-spec end user fuels, including diesel, fuel oil #6 and naphtha.

For further information about JBI, Inc., including its financial results, readers of this press release should review the Company’s disclosures in its Annual and Quarterly Reports on Forms 10-K and 10-Q, which is publicly available on the website of the Securities and Exchange Commission at www.sec.gov.

About JBI, Inc.

JBI, Inc. is a clean energy company that recycles waste plastic into liquid fuels. JBI’s proprietary Plastic2Oil® technology can deliver economic and environmental benefits by replacing refined fuels and diverting waste plastic from landfills. For further information, please visit www.plastic2oil.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 15, 2013 as amended on April 30, 2013 and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

Chris Irons
Corporate Communications & Investor Relations Manager
716.471.5995
ir@jbi.net

MEDIA INQUIRIES

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or please visit the JBI, Inc. Newsroom at
www.plastic2oil.com